Third Quarter 2017Investor Presentation

Safe Harbor Statement FORWARD LOOKING STATEMENTS This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results of Granite Point Mortgage Trust Inc. (“Granite Point,” “we,” “us” or “our”) may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “goal,” “may,” “future,” “likely,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue” and similar expressions or their negative forms are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the timing of cash flows, if any, from our investments; the state of the U.S. economy generally or in specific geographic regions; defaults by borrowers in paying debt service on outstanding items and borrowers' abilities to manage and stabilize properties; actions and initiatives of the U.S. Government and changes to U.S. Government policies; our ability to obtain financing arrangements on terms favorable to us or at all; financing and advance rates for our target investments; our expected leverage; general volatility of the securities markets in which we invest; the return or impact of current or future investments; allocation of investment opportunities to us by our Manager; changes in interest rates and the market value of our investments; effects of hedging instruments on our target investments; rates of default or decreased recovery rates on our target investments; the degree to which our hedging strategies may or may not protect us from interest rate volatility; changes in governmental regulations, tax law and rates, and similar matters; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; availability of investment opportunities in mortgage-related and real estate-related investments and securities; our ability to locate suitable investments, and monitor, service and administer our investments and execute our investment strategy; availability of qualified personnel; estimates relating to our ability to make distributions to our stockholders in the future; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in our most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Granite Point or matters attributable to Granite Point or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. This presentation may include industry and market data obtained through research, surveys, and studies conducted by third parties and industry publications. We have not independently verified any such market and industry data from third-party sources. This presentation is provided for discussion purposes only and may not be relied upon as legal or investment advice, nor is it intended to be inclusive of all the risks and uncertainties that should be considered. This presentation does not constitute an offer to purchase or sell any securities, nor shall it be construed to be indicative of the terms of an offer that the parties or their respective affiliates would accept. Readers are advised that the financial information in this presentation is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by Granite Point’s independent auditors. 2

Company Formation Summary • Granite Point was formed by Two Harbors Investment Corp. (NYSE: TWO) in a spin-out transaction in order to continue the commercial real estate lending business established by Two Harbors in 2015 • As part of the formation transaction in June 2017, we: – Completed an initial public offering (IPO), raising net proceeds of $181.9 million – Issued 33,071,000 shares of common stock to Two Harbors in exchange for the $1.8 billion commercial real estate portfolio that we originated while part of Two Harbors – Established significant borrowing capacity of approximately $2.0 billion • Two Harbors completed the spin-out on November 1, 2017 by distributing its shares of Granite Point common stock to its stockholders, allowing our market capitalization to be fully floating 3

Company Overview[1]

LEADING COMMERCIAL REAL ESTATE FINANCE COMPANY FOCUSED ON DIRECTLY ORIGINATING AND MANAGING SENIOR FLOATING RATE COMMERCIAL MORTGAGE LOANS

CYCLE-TESTED SENIOR INVESTMENT TEAM

- Over 25 years of experience leading commercial real estate lending platforms through multiple credit and real estate cycles
- Extensive experience in investment management
- Broad and longstanding direct relationships within the commercial real estate lending industry

ATTRACTIVE AND SUSTAINABLE MARKET OPPORTUNITY

- Structural changes create an enduring, sectoral shift in flows of debt capital into U.S. commercial real estate
- Borrower demand for debt capital for both acquisition and refinancing activity remains strong
- Senior floating rate loans remain an attractive value proposition within the commercial real estate debt markets

DIFFERENTIATED DIRECT ORIGINATION PLATFORM

- Direct origination of senior floating rate commercial real estate loans
- Target top 25 and generally up to the top 50 MSAs in the U.S.
- Fundamental value-driven investing combined with credit intensive underwriting
- Focus on cash flow as one of our key underwriting criteria
- Prioritize income-producing, institutional-quality properties and sponsors

HIGH CREDIT QUALITY INVESTMENT PORTFOLIO

- Carrying value of $2.2 billion
- Well diversified across property types and geographies
- Senior loans comprise over 90% of the portfolio
- Over 97% of loans are floating rate; well positioned for rising short term interest rates

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1) Except as otherwise indicated in this presentation, reported data is as of or for the period ended September 30, 2017.

Commercial Real Estate Market Overview

Banks 53.2% CMBS 16.5% Life Cos 11.5% GSE 7.2% Other 11.6% $- $100 $200 $300 $400 $500 $600 Sale transaction volume rebounded strongly following the global economic crisis(2) U.S. Foreign Market Environment 6 (1) Source: Trepp LLC and Federal Reserve Bank, dated as of 10/20/2017. (2) Source: Real Capital Analytics. Data from 12/31/2001 to 12/31/2016. (3) Source: Federal Reserve Bank, Fourth Quarter 2016 Flow of Funds. DEMAND FOR COMMERCIAL REAL ESTATE LOANS REMAINS HIGH… Total CRE Debt: ~$3 trillion HOLDERS OF CRE DEBT (3) $0 $100 $200 $300 $400 $500 2018 2019 2020 2021 2022 $ in b illi o n s Over $1.5 trillion of loans maturing over the next 5 years(1) Banks CMBS Life Cos Other

Market Environment (Cont’d) 7 …AND MARKET FUNDAMENTALS REMAIN STRONG 5.0% 7.0% 9.0% 11.0% 13.0% 15.0% -10.0% -5.0% 0.0% 5.0% 10.0% 15.0% 1Q 92 1Q 94 1Q 96 1Q 98 1Q 00 1Q 02 1Q 04 1Q 06 1Q 08 1Q 10 1Q 12 1Q 14 1Q 16 Va ca n cy ( % ) N O I G ro w th ( % ) Occupancies and rents continue to improve across most markets and property types(2) NOI Growth Vacancy 0.80% 0.95% 1.10% 1.25% 1.40% 1.55% 1.70% 1.85% 2.00% 2.15% 2.30% 19 93 19 94 19 95 19 96 19 97 19 98 19 99 20 00 20 01 20 02 20 03 20 04 20 05 20 06 20 07 20 08 20 09 20 10 20 11 20 12 20 13 20 14 20 15 20 16 Historically low level of new construction over past several years has constrained supply of properties(3) Pct. GDP Average (1993-2009) Average (2010-2016) Indicates periods when U.S. construction spending as a percent of GDP is below 1993-2009 average 100 200 300 400 500 600 700 800 1% 3% 5% 7% 9% 11% '01 '03 '05 '07 '09 '11 '13 '15 '17 Capitalization rates remain favorable versus historical averages(1) 10yr UST Cap Rate Spread (bp, right) Spread Avg (bp, right) (1) Source: National Council of Real Estate Investment Fiduciaries (NCREIF). Data from January 2001 through January 2017. Monthly cap rates are a three-month rolling average. (2) Source: Real Capital Analytics. Data from 1/1/1983 through 12/31/2016. (3) Source: Census Bureau and BEA. Data from 1/1/1993 to 12/31/2016.

Investment Strategy and Portfolio Overview

Investment Philosophy 9 • Long-term, fundamental value-oriented investing philosophy; heavy focus on relative value • Avoid “sector bets” and “momentum investments” • Emphasize selectivity and diversification • Prioritize income-producing, institutional quality properties and owners/sponsors • Cash flow is a key underwriting metric • Intensive diligence with a focus on bottom-up underwriting of property fundamentals • The property is our collateral; the loan is our investment OUR TEAM HAS DEVELOPED A SUCCESSFUL INVESTMENT PHILOSOPHY THAT HAS BEEN TESTED THROUGH SEVERAL ECONOMIC, INTEREST RATE AND REAL ESTATE CYCLES

10 PRIMARY AND SECONDARY MARKETS CONTINUE TO OFFER ATTRACTIVE INVESTMENT CHARACTERISTICS ALIGNED WITH OUR INVESTMENT THESIS • We target the top 25 and generally up to the top 50 MSAs, searching for value nationwide • We actively participate in the top 5 markets, which are large and liquid • The next tier of MSAs also offers compelling investment opportunities • Sponsorship, business plan and loan terms all matter as much as geographical market 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% D iffe renti a l Ca p it aliza tion Ra te Capitalization Rates Primary vs. Secondary Markets(3) Markets 1-5 Markets 6-25 Differential $- $50 $100 $150 $200 $250 Annual Sale Transaction Volume ($bn)(2) Markets 1-5 Markets 6-25 (1) Primary markets are defined as the top 5 MSAs. Secondary markets are defined as MSAs 6 and above. (2) Source: Real Capital Analytics. Data from 2001 to 2016. (3) Source: Real Capital Analytics. Data from the first quarter of 2004 through the fourth quarter of 2016. Investing in Primary & Secondary Markets

Investment Strategy Overview 11 INVESTMENT STRATEGY PRIMARY VS SECONDARY MARKETS • Focus on generating stable and attractive cash flows while preserving capital base – Primarily direct-originated investments funding: • Property acquisition • Refinancing • Recapitalization / restructuring • Repositioning and renovation – Asset-by-asset portfolio construction focused on: • Property and local market fundamentals • Relative value across property types and markets stressing geographic diversity • Relative value within the capital structure Primary Markets, 42%Secondary Markets, 58% • Actively participate in primary and secondary markets

Target Investments 12 PRIMARY TARGET INVESTMENTS • Floating rate first mortgage loans secured by income-producing commercial real estate • Primary and secondary markets in the U.S. • Transitional loans on a variety of property types • Sponsors typically have a business plan involving leasing and capital improvements • Generally sized between $25 million and $150 million • Stabilized LTVs generally ranging from 55% to 70%(1) • Loan yields generally ranging from LIBOR + 4.00% to 5.50% SECONDARY TARGET INVESTMENTS • Subordinated interests (or B-notes), mezzanine loans, debt-like preferred equity and real estate-related securities 1) Except as otherwise indicated in this presentation, stabilized loan-to-value ratio (LTV) is calculated as the fully funded loan amount (plus any financing that is pari passu with or senior to such loan), including all contractually provided for future fundings, divided by the as stabilized value (as determined in conformance with USPAP) set forth in the original appraisal. As stabilized value may be based on certain assumptions, such as future construction completion, projected re-tenanting, payment of tenant improvement or leasing commissions allowances or free or abated rent periods, or increased tenant occupancies.

Origination Platform Overview OUR ORIGINATION APPROACH PRODUCES A LARGE UNIVERSE OF OPPORTUNITIES FROM WHICH WE CAN SELECT THE MOST ATTRACTIVE INVESTMENTS FOR OUR PORTFOLIO 13 PORTFOLIO GROWTH OVER TIME(1) P o rt folio U P B ( $ in m il lio n s) RELATIONSHIPS • Extensive and longstanding direct relationships with a wide array of private equity firms, funds, REITs, and national, regional and local private owner/operators, brokers and co-lenders PROCESS • A highly-disciplined sourcing, screening and underwriting process RESULTS • Our team’s reputation as a reliable counterparty has contributed to multiple investment opportunities with repeat borrowers We believe that credibility, reliability & reputation drive repeat business and fuel our success as an originator $680 $1,437 $2,202 $- $500 $1,000 $1,500 $2,000 $2,500 2015 2016 2017 YTD 1) Portfolio principal balance as of 12/31/15, 12/31/16 and 9/30/17.

Credit Culture Based on Key Principles 14 • Portfolio construction on a loan-by-loan basis with each investment standing on its own merit and adhering to our overall credit culture • Significant amount of resources are committed upfront to ensure underwriting and structuring are carried out diligently • Team originating a loan remains responsible for monitoring and managing that investment until capital is repaid Rigorous Underwriting  Property  Markets  Sponsor  Business plan Structuring  Legal document diligence  Loan structure  Lender rights Asset Management  Accountability for loan performance  Proactive monitoring  Borrower dialogue OUR CREDIT CULTURE HAS BEEN DEVELOPED AND NURTURED OVER OUR SENIOR TEAM’S LONG TENURE IN COMMERCIAL REAL ESTATE DEBT MARKETS

15 Illustrative Investments Note: The above loan examples are provided for illustration purposes only. • $30 million floating rate, first mortgage loan secured by two apartment buildings totaling 62 units in Brooklyn, NY • Strong, infill location benefitting from significant recent public and private investment • NYC multifamily market has been historically supply constrained for over 30 years • Acquisition financing transaction • $74.8 million floating rate, first mortgage loan secured by a Class B CBD office building • Well-located in the strong NoMa submarket of Washington, D.C. • Office complex has maintained 95%+ occupancy for 15 years • Acquisition financing transaction

16 Illustrative Investments Note: The above loan examples are provided for illustration purposes only. • $120.4 million floating rate, first mortgage loan secured by a 1.3mm SF Class A office portfolio, with two in Las Colinas (Irving, TX) and one in CBD Richmond • Cross-collateralizing the three properties provides for stable cash flow during the leasing / re-leasing period • Strong capital partner and experienced operating partner with local expertise • Acquisition financing transaction • $68.4 million floating rate, first mortgage loan secured by a 130,599 SF grocery-anchored shopping center in the Lahaina submarket of Maui, HI • Well-located in a supply-constrained market with high barriers to entry • Business plan addresses grocer’s strong desire to remain in and expand at the subject property • Acquisition financing transaction

Investment Portfolio as of September 30, 2017 17 PROPERTY TYPE GEOGRAPHY COUPON STRUCTURE INVESTMENT TYPE 1) Expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans. 2) Includes mixed-use properties. KEY PORTFOLIO STATISTICS Outstanding Principal Balance $2.2b Total Loan Commitments $2.5b Number of Investments 58 Average UPB ~$38m Weighted Average Yield(1) L + 5.19% Weighted Average stabilized LTV 64.3% Weighted Average Original Maturity 3.6 years Office 52.5% Multifamily 17.7% Retail(2) 11.3% Hotel 9.6% Industrial 8.9% First Mortgage 92.6% Mezzanine 4.1% B-Notes 0.7% Northeast 42.6% West 19.0% Southwest 16.7% Southeast 16.0% Midwest 5.7% CMBS 2.6% Floating 97.5% Fixed 2.5%

Interest Rate Sensitivity • A 100 basis point increase in U.S. LIBOR would increase the annual net interest income per share on the existing portfolio by approximately $0.14 18 PORTFOLIO FLOATING VS FIXED Floating 97.5% Fixed 2.5% $0.00 $0.05 $0.10 $0.15 0.25% 0.50% 0.75% 1.00% NET INTEREST INCOME PER SHARE SENSIVITY TO CHANGES IN US LIBOR(1) 1) Represents estimated change in net interest income for theoretical +25 basis points parallel shifts in LIBOR. All projected changes in annualized net interest income are measured as the change from our projected annualized net interest income based off of current performance returns. Change in U.S. LIBOR N e t In te re st I n c o m e P e r S h a re

Third Quarter 2017 Origination Highlights ORIGINATIONS OVERVIEW • 11 senior floating rate commercial real estate loans • Gross loan commitments of $450.4 million • Funded $379.8 million of principal balance of loans and an additional $13.6 million of existing loan commitments, bringing total fundings to $393.4 million • Weighted average stabilized LTV of 66.2% • Weighted average yield of LIBOR + 4.89%(1) 19 PROPERTY TYPE GEOGRAPHYPORTFOLIO NET FUNDING(2) $1,809 $2,202 - 500 1,000 1,500 2,000 2,500 2Q17 Portfolio 3Q17 Fundings 3Q17 Portfolio $ in Mi lli o n s $393 $272 $2,474 Future funding commitments Total portfolio Office 48.2% Multifamily 32.0% Industrial 13.6% Hotel 6.2% Northeast 70.2% Midwest 10.6% Southeast 7.8% West 5.7% Southwest 5.7% 1) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. 2) Data based on principal balance of assets at September 30, 2017.

Financial Highlights

Capitalization and Liquidity 21 • Subsequent to quarter end, we amended our financing facility with Morgan Stanley to increase borrowing capacity by $100 million, bringing total borrowing capacity to $2.1 billion • In negotiations to amend a second financing facility to increase borrowing capacity by $250 million, bringing total borrowing capacity to $2.3 billion, subject to closing conditions SUMMARY BALANCE SHEET AT 9/30/17 ($ IN MILLIONS, EXCEPT PER SHARE DATA) Cash $142.4 Investment Portfolio $2,184.2 Repurchase Facilities Outstanding $1,475.3 Stockholders’ Equity $830.8 Debt-to-Equity Ratio(2) 1.8x Common Stock Outstanding 43,235,103 Book Value Per Common Share $19.22 SUMMARY FINANCING(1) AT 9/30/17 ($ IN MILLIONS) Maximum Borrowing Capacity $1,973.8 Outstanding Balance $1,475.3 Remaining Borrowing Capacity $498.5 1) Excludes short-term bridge financing facility with UBS. 2) Defined as total borrowings to fund the investment portfolio, divided by total equity.

Investment Portfolio Summary as of 9/30/17

($ in millions)	Maximum Loan Commitment	Principal Balance	Book Value	Cash Coupon[1]	Yield[2]	Original Terms (Years)	Initial LTV[3]	Stabilized LTV
Senior	$2,312.4	$2,041.8	$2,023.9	L + 4.42%	L + 4.97%	3.5	69.7%	64.2%
Mezzanine	$105.7	$104.1	$104.1	L + 8.17%	L + 8.77%	5.3	67.6%	61.3%
CMBS/B-Notes	$56.2	$56.2	$56.2	L + 7.17%	L + 7.80%	5.2	74.9%	74.8%
Total Weighted/Average	**$2,474.3**	**$2,202.1**	**$2,184.2**	**L + 4.64%**	**L + 5.19%**	**3.6**	**69.8%**	**64.3%**

1) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.
3) Except as otherwise indicated in this presentation, initial LTV is calculated as the initial loan amount (plus any financing that is pari passu with or senior to such loan) divided by the as is appraised value (as determined in conformance with USPAP) as of the date the loan was originated set forth in the original appraisal.

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Appendix

Third Quarter 2017 Earnings Summary • Loan closings weighted towards the end of the third quarter • Dividend of $0.32 per share driven by core earnings but also taxable income recognized in the quarter • Taxable income was $14.3 million, or $0.33 per share, and included $2.6 million of amortization of gain related to the formation transaction that occurred concurrent with our IPO – Estimate approximately $15 million of taxable accretion to be recognized through the end of 2019(2) • Expect taxable income over the next 2-3 years, on a declining basis, to be higher than core earnings as a result of the taxable accretion • Expect fourth quarter 2017 dividend in range of $0.38-$0.40 per share(3) 24 SUMMARY INCOME STATEMENT ($ IN MILLIONS, EXCEPT PER SHARE DATA) Interest Income $30.9 Interest Expense ($12.5) Net Interest Income $18.4 Operating Expenses $6.9 Net Income $11.5 Weighted Average Common Shares Outstanding 43,234,254 Net Income Per Share $0.27 GAAP NET INCOME TO CORE EARNINGS RECONCILIATION ($ IN MILLIONS, EXCEPT PER SHARE DATA) GAAP Net Income $11.5 Adjustments: Non-Cash Equity Compensation $0.4 Core Earnings(1) $11.9 Weighted Average Common Shares Outstanding 43,234,254 Core Earnings Per Share $0.28 1) Core Earnings is a non-U.S. GAAP measure that we define as comprehensive income attributable to common stockholders, excluding “realized and unrealized gains and losses” (impairment losses, realized and unrealized gains or losses on the aggregate portfolio and non-cash compensation expense related to restricted common stock). We believe the presentation of Core Earnings provides investors greater transparency into our period-over-period financial performance and facilitates comparisons to peer REITs. 2) The timing of the tax accretion may change depending on prepayments, future fundings, loan extensions, credit defaults, and other factors. 3) Anticipated dividend is subject to the discretion and approval of our Board of Directors. Going forward, we do not expect to provide guidance on dividends or other financial results.

Overview: GAAP–to–Tax Difference • During our formation transaction, the contribution by Two Harbors of its commercial real estate lending business was treated as a sale for tax purposes – As a result, we recognized a lower tax basis than GAAP basis of approximately $22 million at the time of the transaction – This GAAP-to-tax difference will result in higher tax accretion versus GAAP accretion over the life of the commercial real estate investment portfolio we acquired from Two Harbors • In the third quarter, we recognized approximately $2.6 million of additional accretion in taxable income versus GAAP income • We estimate, that through the end of 2019, we will recognize approximately $15 million of additional taxable accretion resulting in our taxable income being higher than core earnings – The amount and timing of this recognition may change depending on factors such as additional fundings, prepayments, and any potential credit losses, among other things 25

Investment Portfolio Detail as of September 30, 2017

$ in millions	Type	Origination Date	Maximum Loan Commitment	Principal Balance	Carrying Value	Cash Coupon[1]	Yield[2]	Original Term (Years)	State	Property Type	Initial LTV	Stabilized LTV
Asset 1	Senior	09/17	125.0	107.5	105.8	L + 4.45%	L +5.03%	3.0	CT	Office	62.9%	58.9%
Asset 2	Senior	07/16	120.5	100.2	99.1	L + 4.45%	L + 4.99%	4.0	Various	Office	62.8%	61.5%
Asset 3	Senior	12/15	120.0	120.0	120.0	L + 4.20%	L + 4.43%	4.0	LA	Mixed-Use	65.5%	60.0%
Asset 4	Senior	09/15	105.0	105.0	105.0	L + 3.42%	L + 3.79%	3.0	CA	Retail	70.9%	66.9%
Asset 5	Senior	05/17	86.5	68.7	67.7	L + 4.10%	L + 4.82%	4.0	MA	Office	71.3%	71.5%
Asset 6	Senior	04/16	82.0	82.0	81.5	L + 4.75%	L + 5.44%	3.0	NY	Industrial	75.9%	55.4%
Asset 7	Senior	11/15	79.0	78.3	78.3	L + 4.20%	L + 4.67%	3.0	NY	Office	66.4%	68.7%
Asset 8	Senior	10/16	78.5	76.1	75.5	L + 4.37%	L + 4.83%	4.0	NC	Office	72.4%	68.1%
Asset 9	Senior	11/16	68.8	39.4	39.0	L + 4.89%	L + 5.78%	3.0	OR	Office	66.5%	51.1%
Asset 10	Senior	06/16	68.4	51.8	51.5	L + 4.49%	L + 4.93%	4.0	HI	Retail	76.2%	57.4%
Asset 11	Senior	12/16	62.3	62.3	60.8	L + 4.11%	L + 4.87%	4.0	FL	Office	73.3%	63.2%
Asset 12	Senior	01/17	58.6	39.5	39.0	L + 4.50%	L + 5.16%	3.0	CA	Industrial	51.0%	60.4%
Asset 13	Senior	01/17	56.2	52.0	51.4	L + 4.75%	L + 5.24%	4.0	SC	Office	67.6%	67.1%
Asset 14	Senior	08/16	54.5	44.5	44.0	L + 4.95%	L + 5.54%	4.0	NJ	Office	60.8%	63.0%
Asset 15	Senior	11/15	54.3	39.9	39.8	L + 4.55%	L + 5.13%	4.0	MD	Office	80.0%	64.5%
Assets 16-58	Various	Various	1,254.7	1,134.9	1,125.8	L + 4.93%	L + 5.51%	3.6	Various	Various	71.3%	65.8%
Total/Weighted Average			**$2,474.3**	**$2,202.1**	**$2,184.2**	L + 4.64%	L + 5.19%	3.6			69.8%	64.3%

1) Cash coupon does not include origination or exit fees. Weighted average cash coupon excludes fixed rate loans.
2) Yield includes net origination fees and exit fees, but does not include future fundings, and is expressed as a monthly equivalent yield. Weighted average yield excludes fixed rate loans.

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Third Quarter 2017 Average Balances and Yields/Cost of Funds 27 Three Months Ended September 30, 2017 (dollars in thousands) Average Balance(1) Interest Income/Expense Net Yield/Cost of Funds Interest-earning assets Loans held-for-investment First mortgages $1,776,641 $27,109 6.1% Subordinated loans 104,139 2,546 9.8% Available-for-sale securities 12,798 265 8.3% Held-to-maturity securities 43,442 940 8.7% Other 4 Total interest income/net asset yield $1,937,020 $30,864 6.4% Interest-bearing liabilities(2) Total interest expense/cost of funds $1,247,881 12,497 4.0% Net interest income/spread $18,367 2.4% 1) Average balance represents average amortized cost on loans held-for-investment, AFS securities and HTM securities. 2) Includes repurchase agreements and note payable to affiliate.

Third Quarter 2017 Balance Sheet 28 GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share data) September 30, 2017 December 31, 2016 ASSETS (unaudited) Loans held-for-investment $ 2,127,954 $ 1,364,291 Available-for-sale securities, at fair value 12,814 12,686 Held-to-maturity securities 43,390 48,252 Cash and cash equivalents 142,391 56,019 Restricted cash 2,331 260 Accrued interest receivable 5,786 3,745 Due from counterparties 20 249 Income taxes receivable 4 5 Accounts receivable 12,695 7,735 Deferred debt issuance costs 9,342 2,365 Total Assets $ 2,356,727 $ 1,495,607 LIABILITIES AND STOCKHOLDERS’ EQUITY Liabilities Repurchase agreements $ 1,475,264 $ 451,167 Note payable to affiliate 27,458 593,632 Accrued interest payable 2,331 655 Unearned interest income 450 143 Other payables to affiliates 86 21,460 Dividends payable 13,835 — Accrued expenses and other liabilities 5,529 559 Total Liabilities 1,524,953 1,067,616 10% cumulative redeemable preferred stock, par value $0.01 per share; 50,000,000 shares authorized and 1,000 and 0 shares issued and outstanding, respectively 1,000 — Stockholders’ Equity Common stock, par value $0.01 per share; 450,000,000 shares authorized and 43,235,103 and 0 shares issued and outstanding, respectively 432 — Additional paid-in capital 829,522 392,608 Accumulated other comprehensive income (loss) 16 (112) Cumulative earnings 14,664 35,495 Cumulative distributions to stockholders (13,860) — Total Stockholders’ Equity 830,774 427,991 Total Liabilities and Stockholders’ Equity $ 2,356,727 $ 1,495,607

Third Quarter 2017 Income Statement 29 GRANITE POINT MORTGAGE TRUST INC. CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (in thousands, except share data) Three Months Ended September 30, Nine Months Ended September 30, 2017 2016 2017 2016 Interest income: (unaudited) (unaudited) Loans held-for-investment $ 29,655 $ 14,933 $ 77,213 $ 37,062 Available-for-sale securities 265 242 767 758 Held-to-maturity securities 940 974 2,792 3,217 Cash and cash equivalents 4 3 10 6 Total interest income 30,864 16,152 80,782 41,043 Interest expense 12,497 3,024 26,376 7,052 Net interest income 18,367 13,128 54,406 33,991 Other income: Ancillary fee income — 15 — 41 Total other income — 15 — 41 Expenses: Management fees 3,130 1,689 6,717 5,098 Servicing expenses 333 145 962 372 General and administrative expenses 3,388 1,721 7,561 5,204 Total expenses 6,851 3,555 15,240 10,674 Income before income taxes 11,516 9,588 39,166 23,358 Benefit from income taxes (2) (2) (3) (9) Net income 11,518 9,590 39,169 23,367 Dividends on preferred stock 25 — 25 — Net income attributable to common stockholders $ 11,493 $ 9,590 $ 39,144 $ 23,367 Basic and diluted earnings per weighted average common share (1) $ 0.27 $ — $ 0.27 $ — Dividends declared per common share $ 0.32 $ — $ 0.32 $ — Basic and diluted weighted average number of shares of common stock outstanding 43,234,254 — 43,234,252 — Comprehensive income: Net income $ 11,493 $ 9,590 $ 39,144 $ 23,367 Other comprehensive income (loss), net of tax: Unrealized gain (loss) on available-for-sale securities 32 64 128 (128) Other comprehensive income (loss) 32 64 128 (128) Comprehensive income $ 11,525 $ 9,654 $ 39,272 $ 23,239 1) The Company has calculated earnings per share only for the period common stock was outstanding, referred to as the post-formation period. The Company has defined the post-formation period to be the period from the date the Company commenced operations as a publicly traded company on June 28, 2017 through September 30, 2017, or 95 days of activity. Earnings per share is calculated by dividing the net income for the post-formation period by the weighted average number of shares of common stock outstanding during the post-formation period.